================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 12, 2006

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                 000-23489            52-1309227
    ----------------------------      ------------      -------------------
    (State or other jurisdiction      (Commission        (I.R.S. Employer
          of incorporation)           File Number)      Identification No.)

 4950 Communication Avenue, Suite 300, Boca Raton, Florida      33431
 ---------------------------------------------------------    ----------
         (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code (571) 438-6140

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 12, 2006 (the "Issuance Date"), Access Worldwide Communications, Inc. (the "Company") issued to Charles Henri Weil (the "Holder"), in exchange for two million dollars ($2,000,000), a promissory note (the "Note"). The Note shall mature four (4) months from the Issuance Date. In addition to the Note, the Company issued to the Holder on the Issuance Date, two hundred thousand (200,000) warrants (the "Warrant"). The Warrant was fully vested upon the Issuance Date and has an exercise price equal to $0.01 per share. The Warrant shall remain exercisable until the date that is ten (10) years from the Issuance Date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

99.1 Subordinated Promissory Note (the "Note") dated June 12, 2006, by and between Access Worldwide Communications, Inc. and Charles Henri Weil.

99.2 Warrant Certificate dated June 12, 2006, by and between Access Worldwide Communications, Inc. and Charles Henri Weil.

99.3 Subordination Agreement by and among the Company, Charles Henri Weil, and CapitalSource Finance, LLC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ACCESS WORLDWIDE COMMUNICATIONS, INC.
                                           -------------------------------------
                                           (Registrant)


Date: June 14, 2006                        By /s/ Mark Wright
                                              ----------------------------------
                                              General Counsel, Secretary

                                        3